UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2013

Northern Trust Corporation

(Exact name of Registrant as specified in its charter)

Delaware	0-5965	36-2723087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois	60603
(Address of principal executive offices)	(Zip Code)

(312) 630-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2013, Northern Trust Corporation’s (the “Corporation”) board of directors appointed Jane Karpinski as Senior Vice President and Controller of the Corporation and The Northern Trust Company, the Corporation’s principal banking subsidiary (the “Bank”), effective June 7. Ms. Karpinski also will serve as the Corporation’s principal accounting officer.

Ms. Karpinski, 50, joined the Corporation in 2006 as the Corporation’s Finance Director for C&IS International. From 2007 through 2012, Ms. Karpinski served as the Chief Financial Officer for activities in Europe, the Middle East and Africa, then in 2012 was promoted to Chief Financial Officer, International. In that role, Ms. Karpinski was responsible for all aspects of finance for all of the Corporation’s offices outside the US, including statutory and regulatory reporting, management reporting, as well as tax and fee billing. Ms. Karpinski also served as the Finance Director on the board of the UK regulated entities of Northern Trust Global Investment Limited and Northern Trust Global Services Limited as well as Director of all the Corporation’s other UK entities. Ms. Karpinski will receive a relocation package in connection with her move from the UK to the Corporation’s headquarters in Chicago, Illinois.

Ms. Karpinski is replacing Richard D. Kukla as Controller of the Corporation. Mr. Kukla retired from the Corporation, effective May 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northern Trust Corporation

Date: June 7, 2013	By:	/s/ Michael G. O’Grady
Michael G. O’Grady Executive Vice President and Chief Financial Officer